Exhibit 10.6

Direct Communication Solutions, Inc.

Promissory Note

Issuance Date: July 14, 2025	Principal Amount:	US$1,386,000
	Consideration Amount:	US$1,260,000

FOR VALUE RECEIVED, Direct Communication Solutions, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Indicator Global Capital, Inc (the “Holder”) the amount set out above as the Principal Amount (the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration or otherwise (in each case in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the applicable Interest Rate (defined below) set out below from the date set out above as the issuance date (the “Issuance Date”) until the same becomes due and payable, upon the Maturity Date or acceleration, redemption or otherwise (in each case in accordance with the terms hereof).

The face value Principal Amount of One Million Three Hundred Eighty-Six Thousand United States Dollars (US$1,386,000), of which a total of One Million Two Hundred Sixty Thousand United States Dollars (US$1,260,000) or so much as shall be extended in one or more tranches plus the OID (defined below) by the Holder to the Company.

(1) GENERAL TERMS

(a) Consideration and Advancement of Tranches. The consideration (the “Consideration”) to the Company for this promissory note (the “Note”) is US$1,260,000, to be paid in up to six monthly tranches of up to US$210,000 (each, a “Tranche”). The first Tranche shall consist of a payment by Holder to the Company on the Issue Date of no less than US$210,000, from which the Holder shall retain US$5,000 to cover its legal fees.

(b) Original Issue Discount. This Note carries an original issue discount of $126,000 (the “OID”), to cover the Holder’s accounting fees, due diligence fees, monitoring, and/or other transactional costs incurred in connection with the purchase and sale of the Note, which is included in the Principal Amount of this Note. Thus, the purchase price of this Note constituting the Consideration shall be US$1,260,000, computed as follows: the Principal Amount minus the OID. The OID shall be earned upon each Tranche on a pro rata basis of their proportion of the total Consideration. For example, upon the advance of the first Tranche of US$210,000, an aggregate US$21,000 shall be added to the Principal Amount of the outstanding Note in addition to the amount advanced, and the total amount owed, or the total Principal Amount, shall be US$231,000 per Tranche.

(c)	Repayment of the Principal Amount.

(i)	The maturity date (the “Maturity Date”) for each Tranche shall be at the end of the period that begins from the date each Tranche is advanced and ends twelve (12) months thereafter (such periods each referred to herein as a ‘Tranche term’ and such periods collectively referred to as the “Note Term”).

(ii)	Prepayment. The Company shall have the right at any time prior to the Maturity Date, without penalty, upon fifteen (15) days’ notice to the Holder (the “Prepayment Notice”), to prepay the Note by making a payment to Lender equal to the sum of (i) the outstanding Principal Amount, (ii) all accrued and unpaid interest, (iii) all unaccrued interest through the remainder of the Note Term that is guaranteed pursuant to Section 1.1(e) below, and (iv) any other amounts due under the Note (the “Prepayment Amount”). The Prepayment Notice must be received by Holder no later than ten (10) days prior to the date that the Company proposes to remit the Prepayment Amount (the “Prepayment Date”).

(d)	Interest.

(i)	Interest shall be ten percent (10%) per annum (“Interest Rate”).

(ii)	Any outstanding amount of the Principal Amount of each respective Tranche, interest thereon, other amounts due hereunder or penalties on this Note, which is not paid by the due date as specified herein, shall bear default interest at the lesser of the rate of eighteen percent (18%) per annum or the maximum legal amount permitted by law, from the due date thereof until the same is paid in full, including following the entry of a judgment in favor of Holder (the “Default Interest”).

(e)	Security. The obligations of the Company under this Note are secured pursuant to the terms of the guaranty, of even date herewith, of Christopher S. Bursey, a copy of which is attached hereto as Exhibit A.

(2) EVENTS OF DEFAULT.

(a) An “Event of Default”, wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(i)	The Company’s failure to pay to the Holder any amount of Principal, Interest, or other amounts when and as due under this Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder);

(ii)	The Company or any subsidiary of the Company shall commence, or there shall be commenced against the Company or any subsidiary of the Company under any applicable bankruptcy or insolvency laws as now or hereafter in effect or any successor thereto, or the Company or any subsidiary of the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or any subsidiary of the Company or there is commenced against the Company or any subsidiary of the Company any such bankruptcy, insolvency or other proceeding which remains undismissed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Company or any subsidiary of the Company suffers any appointment of any custodian, private or court appointed receiver or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of sixty-one (61) days; or the Company or any subsidiary of the Company makes a general assignment for the benefit of creditors; or the Company or any subsidiary of the Company shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or the Company or any subsidiary of the Company shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or the Company or any subsidiary of the Company shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by the Company or any subsidiary of the Company for the purpose of effecting any of the foregoing;

(iii)	The Company or any subsidiary of the Company shall default in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any subsidiary of the Company in an amount exceeding $50,000, whether such indebtedness now exists or shall hereafter be created; and

(iv)	The Company shall become late or delinquent in its filing requirements as a fully-reporting issuer registered with applicable Canadian securities commissions;

(v)	In regard of any default under 2(i), 2(iii) and 2(iv) above, the Company shall have fifteen (15) business days to correct such deficiency from the date of written notice by the Holder to the Company of such default under such sub-sections; and

(b) Upon the occurrence and during the continuation of an Event of Default specified in Section 2(a) of this Note (after the expiration of any applicable cure period), and in addition to any other right or remedy of the Holder hereunder, under the Note or otherwise at law or in equity, the Company hereby irrevocably authorizes and empowers Holder or its legal counsel, each as the Holder’s attorney-in-fact, to appear ex parte and without notice to the Company to confess judgment against the Company for the unpaid amount of this Note as evidenced by the ‘Affidavit of Confession of Judgment’ signed by the Company as of the Issue Date and to be completed by the Holder or its counsel pursuant to the foregoing power of attorney (which power is coupled with an interest), a copy of which is attached as Exhibit B hereto (the “Affidavit”). The Affidavit shall set forth the amount then due hereunder, plus attorney’s fees and cost of suit, and to release all errors, and waive all rights of appeal. If properly exercised by Holder, the Company waives the right to contest Holder’s rights under this Section 2(b), including without limitation the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing right and power to confess judgment will be deemed to exhaust such power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void, and such power shall continue undiminished and may be exercised from time to time as the Holder may elect until all amounts owing on this Note have been paid in full.

(3) REISSUANCE OF THIS NOTE.

(a) Assignability. The Company may not assign this Note. This Note will be binding upon the Company and its successors and will inure to the benefit of the Holder and its successors and assigns and may be assigned by the Holder to anyone of its choosing without Company’s approval.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note representing the outstanding Principal.

(4) NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) (iii) upon receipt, when sent by email; or (iv) one (1) business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be those set forth in the communications and documents that each party has provided the other immediately preceding the issuance of this Note or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

The addresses for such communications shall be: If to the Company, to:

DIRECT COMMUNICATION SOLUTIONS, INC.

ATTN: CHRIS BURSEY, CEO

11021 Via Frontera, Suite C San Diego, CA 92127

Email: CBursey@dcsbusiness.com

If to the Holder:

INDICATOR GLOBAL CAPITAL, INC. ATTN: LAN YAO, DIRECTOR

#622 - 602 West Hasting Street Vancouver, BC

Email: indicatorgc@outlook.com

(5) APPLICABLE LAW AND VENUE. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of laws thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Delaware or in the federal courts located in the state of Delaware. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

(6) WAIVER. Any waiver by the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

(7) LIQUIDATED DAMAGES. Holder and Company agree that in the event Company fails to comply with any of the terms or provisions of this Note, Holder’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and other relevant factors. Accordingly, Holder and Company agree that any fees, balance adjustments, default interest or other charges assessed under this Note are not penalties but instead are intended by the parties to be, and shall be deemed, liquidated damages.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date set forth above.

COMPANY:

DIRECT COMMUNICATION SOLUTIONS, INC.

By:	/s/ Christopher S. Bursey
Name:	Chris Bursey
Title:	Chief Executive Officer

HOLDER:

INDICATOR GLOBAL CAPITAL, INC.

By:	/s/ Lan Yao
Name:	LAN YAO
Title:	Director

[Signature Page to Note No. ____]

EXHIBIT A

[GUARANTY]

GUARANTY

This Guaranty, dated as of July 10, 2025, is made by and between Christopher S. Bursey (“Guarantor”), and Indicator Global Capital, Inc. (“Lender”).

RECITALS

On July 10, 2025, Direct Communication Solutions, Inc., a Delaware corporation (“Borrower”), issued a Secured Convertible Promissory Note (the “Note”) in the principal amount of $1,386,000.00. A material element of the Note is this Guaranty.

NOW, THEREFORE, in consideration of the premises and in order to induce Lender to consummate the transactions contemplated by the Agreement, Guarantor hereby agrees as follows:

1. Guaranty. Guarantor hereby unconditionally and irrevocably guarantees the full and prompt performance when due of all obligations of Borrower under the Note (the “Obligations”).

2. Guaranty Absolute. Guarantor guarantees that the Obligations will be performed strictly in accordance with their terms, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Lender with respect thereto; and if such Obligations are not performed accordingly, Guarantor hereby unconditionally and irrevocably guarantees the full and prompt performance when due of all Obligations (including, but not limited to, payment). The liability of Guarantor is primary, direct and independent of the obligations of Borrower pursuant to the Note. This Guaranty shall be enforceable against Guarantor in the same manner as if Guarantor were the primary obligor. The liability of Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure thereof;

(b) any defense which Guarantor may assert including, but not limited to, failure of consideration, breach of warranty, fraud, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction and usury; or

(c) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Guarantor.

None of the foregoing waivers shall prejudice Lender’s rights under the Note. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by Lender upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, all as though such payment had not been made.

GUARANTY | PAGE 1

Notwithstanding any of the foregoing provisions of this Section 2 to the contrary, should Guarantor deliver the Collateral to Lender in accordance with the terms of the Security Agreement upon Borrower’s failure to fully and promptly perform its Obligations under the Note, then Guarantor’s guaranty hereunder shall be deemed to be fully satisfied and Guarantor shall have no further liability to Lender hereunder.

3. Matters Being Waived. Guarantor hereby waives promptness, diligence, notice of acceptance, and any other notice with respect to any of the obligations of the Note and this Guaranty and any requirement that Lender exhausts any right or take any action against Borrower or any other person or entity or any collateral.

4. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Guaranty shall be brought only in the state courts of Delaware or in the federal courts located in the City of Wilmington, Delaware. The parties to this Guaranty hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Guarantor waives trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Guaranty or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Guaranty, any agreement or any other document delivered in connection with this Guaranty by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

5. Miscellaneous Provisions.

(a) Amendments. No amendment or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

GUARANTY | PAGE 2

(b) No Waiver; Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(c) Headings. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Guaranty.

(d) Severability. If any provision of this Guaranty for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Guaranty, this Guaranty shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Guaranty so as to preserve to the maximum extent possible the intended benefits to be received by the parties.

(e) Continuing Guaranty. This Guaranty is a continuing guaranty and shall (1) remain in full force and effect until payment in full of the obligations of the Note and all other amounts payable under this Guaranty, (2) be binding upon Guarantor, his successors and assigns, and (3) inure to the benefit of and be enforceable by Lender and its successors, transferees and assigns.

IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty as of the date first above written.

GUARANTOR:

/s/ Christopher S. Bursey
Christopher S. Bursey, individually

GUARANTY | PAGE 3

EXHIBIT B

[AFFIDAVIT OF CONFESSION OF JUDGMENT]

SUPERIOR COURT OF THE STATE OF DELAWARE COUNTY OF NEW CASTLE

INDICATOR GLOBAL CAPITAL, INC,

AFFIDAVIT PERTAINING
Plaintiff,	CONFESSION OF
JUDGMENT TO BY NON-
vs.	RESIDENT PURSUANT TO
10 DEL. C. §2306

DIRECT COMUNICATION SOLUTIONS, INC.,

Defendant.

STATE OF DELAWARE	)
) ss.:
COUNTY OF NEW CASTLE	)

Christopher S. Bursey, being duly sworn, hereby deposes and says:

1. I, Christopher S. Bursey, am the Chief Executive Officer of Defendant Direct Communication Solutions, Inc., a corporation organized under the laws of the State of Delaware (the “Defendant”). As such, I am fully familiar with all the facts and circumstances recited herein upon personal involvement and firsthand knowledge.

2. I, on behalf of the Defendant, make this Affidavit of Confession of Judgment pursuant to 10 Del. C. §2306(c) and in support of the confessions contained herein.

3. Indicator Global Capital, Inc. (“Indicator Global” or “Plaintiff”) is a _________ corporation having a principal place of business located at ____________.

4. Defendant hereby confesses judgment in favor of Indicator Global in the amount of up to $1,386,000.00 or the principal amount due in connection with one or more tranches advanced under the Note (defined below), less any payments made on or after the date of this affidavit of confession of judgement (the “Confession of Judgment”). In no event shall interest payable hereunder exceed the maximum permissible under applicable law.

5. As stated above, Plaintiff is a corporation organized and existing under the laws of _____________. Defendant Direct Communication Solutions, Inc., is a corporation organized and existing under the laws of the State of Delaware. The Defendant has a mailing address located at 11021 Via Frontera, Suite C, San Diego, California 92127.

6. Plaintiff and Defendant agreed to subject themselves to the laws of the State of Delaware and the jurisdiction of the State of Delaware under the subject Note, as further provided herein. Furthermore, as required by 10 Del. C. §2306(c)(2), Plaintiff and Defendant have agreed to, and authorized, the entry the Confession of Judgment in the Superior Court of the State of Delaware in the County of New Castle.

7. This Confession of Judgment is for a debt justly due to Plaintiff from Defendant, pursuant to the terms of that certain Secured Promissory Note issued by Defendant to Indicator Global on July 10, 2025, in the original principal amount of up to $1,386,000.00 or so much as has been advanced in one or more tranches plus an original issue discount equal to 10% of the principal amount (the “Note”), and Defendant hereby authorizes the State of Delaware to enter judgment against Defendant in the amount of (i) up to $1,386,000.00 or the principal amount due in connection with one or more tranches advanced under the Note, less any payments made on, prior to, or after the date of this Confession of Judgment, plus (ii) interest, fees, and penalties, pursuant to the terms of the Note, including a default interest rate of 18% per annum on said amount from the date of any default, until said amount is paid in full, including following the entry of a judgment in favor of Holder, based upon the occurrence of an event of default under the Note, without prejudice to Plaintiff’s other claims.

8. In order to secure these obligations, Defendant agreed to simultaneously deliver with the execution of the Note this Confession of Judgment. Defendant hereby authorizes the entry of a monetary judgment obtained pursuant to the Confession of Judgment in the Delaware State Superior Court, New Castle County, under the circumstances specified in paragraph 4 of this Confession of Judgment.

9. Three (3) days prior to the entry of the Confession of Judgment, written notice shall be provided to Defendant at the following address(es):

Direct Communication Solutions, Inc.

11021 Via Frontera, Suite C

San Diego, California 92127

10. The sums confessed pursuant to this Confession of Judgment are justly due and owing to Plaintiff under the following circumstances: Defendant entered into the Note in favor of Plaintiff, Indicator Global Capital, Inc., and Defendant is in default under said Note.

11. Defendant agreed to pay any and all costs, penalties, and expenses incurred by Indicator Global in enforcing the terms of this Confession of Judgment and under the Note, as are set forth in the Note including attorneys’ fees, penalties, costs, fees, and any and all items set forth in the Note. Such a claim for additional damages and penalties related to the Default on the Note, including attorneys’ fees and additional claims and damages related to Default on the Note, must be addressed by the Court and are not included in this Confession of Judgment. This Confession of Judgment is without prejudice to said claims.

12. This document shall be held in escrow until default.

[signature page follows]

Direct Communication Solutions, Inc.

By:	/s/ Christopher S. Bursey
Name:	Chris Bursey
Title:	CEO

ACKNOWLEDGMENT

STATE OF ____________________ ))
) ss.:
COUNTY OF ____________________ ))

On ________________________, 2025, personally appeared ____________, as principal agent on behalf of Direct Communication Solutions, Inc., personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the forgoing Affidavit of Confession of Judgment on behalf of Direct Communication Solutions, Inc., in his capacity as agent for Direct Communication Solutions, Inc., as is set forth above.

Notary Public

[signature page to Confession of Judgment